Securities and Exchange Commission

                      Washington, DC  20549

                            Form 8 - K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        January 25, 2000

                  Sterling Financial Corporation
      (Exact name of registrant as specified in its charter)


      Pennsylvania                 0-16276                       23-2449551
 (State or other jurisdiction  (Commission File Number)        (IRS Employer
    of incorporation)                                      Identification No.)

 101 North Pointe Boulevard, Lancaster, Pennsylvania             17601-4133
   (Address of principal executive offices)                      (Zip Code)


Registrant's Telephone number, including area code    (717) 581-6030

                        N/A
  (Former name or former address, if changed since last report)

ITEM 5 - Other Events

  The following document is filed as an exhibit to this Form 8-K:

  I. Press Release of Sterling Financial Corporation dated January 25, 2000.

ITEM 7 - Financial Statements and Exhibits.

             (a) Not Applicable.

             (b) Not Applicable.

             (c) Exhibits:

                  99 Press Release of Registrant, dated January 25, 2000, re: Registrant announces 1999 record earnings.

                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    Sterling Financial Corporation

                                    By:/s/ John E. Stefan
                                    John E. Stefan, Chairman of the Board,
                                    President and Chief Executive Officer



DATE      January 25, 2000


                           EXHIBIT INDEX


                                             Page Number
                                             in Manually
Exhibit                                      Signed Original

 99          Press Release of Registrant, dated                          ___
               January 25, 2000
               re: Registrant announces 1999 record earnings.

                         EXHIBIT 99

FOR IMMEDIATE RELEASE:

                STERLING FINANCIAL CORPORATION
                ANNOUNCES 1999 RECORD EARNINGS


     LANCASTER, PA (January 25, 2000) - Sterling Financial Corporation (NASDAQ:SLFI). John E. Stefan, Chairman, President and Chief Executive Officer of Sterling Financial Corporation announced today financial results for the quarter and year ended December 31, 1999.

     Net income was reported at $3,167,114, or $.35 per basic and diluted share for the fourth quarter of 1999, compared to $2,868,584, or $.32 per basic and diluted share for the fourth quarter of 1998. This represents a 9.3% increase. Total earnings for 1999 were a record $13,239,385, a 7.2% increase over $12,342,115 for the same period in 1998. Basic and diluted earnings per share for 1999 were $1.48 compared to $1.38 for 1998.

     Stefan also announced that, in conducting its regular review of its accounting policies to ensure conformity with generally accepted accounting principles, including recent pronouncements by the AICPA and SEC with respect to audit differences and materiality, management has elected to adjust items previously considered as not having a material effect on the financial statements. Thus, the financial results have been restated to reflect the impact of adjustments that the Corporation has made due to interpretations of accounting principles relating to loan and lease origination costs, investments in affordable housing projects, deferred compensation arrangements and income taxes.
The impact of the restatement was a reduction in net income of $48,786 for the year ended December 31, 1998, which resulted in a decrease in basic earnings per share of $.01 for 1998 from the amount previously reported. Additionally, the impact of the restatement was a $721,890 reduction at January 1, 1999 of stockholders' equity, or .81%.

     Total assets increased to $1,059,374,475 on December 31, 1999, from $1,001,152,315 on December 31, 1998. This represents a 5.8% gain over 1998. Total deposits increased to $892,432,000 from $855,055,081, or 4.3% during the same period.

     The provision for loan losses was $37,500 for the fourth quarter of 1999, compared to $15,000 for the same period in 1998. For the year ended 1999 and 1998, the provision for loan losses was $420,000 and $956,000. The allowance for loan losses on December 31, 1999, was $8,174,032, compared to $8,069,844, on December 31, 1998.

     The 1998 net income and total earnings figures disclosed above are restated to reflect the adjustments we described. All current and prior period amounts reported properly reflect the merger of Northeast Bancorp, Inc. in June 1999 under the pooling of interests accounting method. In addition, prior year per share data reflects a 5 for 4 stock split, effected in the form of a 25% stock dividend, declared in August 1999.

     Sterling Financial Corporation now operates 34 banking locations through its subsidiary banks, Bank of Lancaster County, N.A. and The First National Bank of North East.

Contacts: John E. Stefan, Chairman and President (717) 581-6030
          Douglas P. Barton, Vice President and Controller (717) 581-6005